EXHIBIT 23a



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                                                            March 29, 2002

Great-West Life & Annuity Insurance Company
8525 East Orchard Road
Greenwood Village, Colorado  80111

Re:      Amendment No. 6 to the Registration Statement on Form S-1
         File No. 333-11493


Ladies and Gentlemen:

         We have acted as counsel to Great West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the caption "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,

                                                     /s/ Jorden Burt LLP

                                                     JORDEN BURT LLP




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                                   EXHIBIT 23b






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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 6 to Registration Statement No. 333-11493 of Great-West Life & Annuity Insurance Company of our report dated January 28, 2002 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
March 28, 2002